UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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CLEARWATER INVESTMENT TRUST
(Name of Registrant as Specified in Its Charter)

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Clearwater Investment Trust
2000 Wells Fargo Place
30 East 7th Street
St. Paul, Minnesota 55101-4930

January 14, 2013

Dear Shareholder

During November 2012 the Clearwater Investment Trust provided to you a supplement to the prospectus, dated November 8, 2012. This supplement described the termination of two subadvisers and the hiring of three new subadvisers to the Clearwater International Fund. The termination of Eagle Global Advisors, LLC and AXA Rosenberg Investment Management LLC and the hiring of Denver Investments, WCM Investment Management and Franklin Templeton Investments were approved by the Clearwater Investment Trust Board of Trustees.

We are now providing to you what is commonly referred to as an “Information Statement”, which provides you with further data regarding Denver Investments, WCM Investment Management and Templeton Investment Counsel, LLC as well as the factors considered by the Board of Trustees in approving the advisory agreements with these three firms.

This Information Statement does not require any action by you as a shareholder, but I encourage you to read this material and let me or Philip Pascoe, the President of Clearwater Management Company, the investment adviser to the Clearwater International Fund, know if you have any questions.

Sincerely,

George H. Weyerhaeuser, Jr.
Chief Executive Officer and Treasurer
Clearwater Investment Trust

Clearwater Investment Trust
Clearwater International Fund
January 14, 2013
Information Statement Regarding New Investment Subadvisory Agreements with
Denver Investments, Franklin Templeton Investments, and WCM Investment Management, and
Termination of Investment Subadvisory Agreements with
AXA Rosenberg Investment Management LLC and Eagle Global Advisors, LLC

          This Information Statement is being furnished on behalf of the Board of Trustees (the “Trustees”) of the Clearwater Investment Trust (the “Trust”) to inform shareholders of the Clearwater International Fund (the “Fund”) as to the hiring of three new subadvisers of the Fund and the termination of subadvisory agreements with two previous subadvisers. In connection with the hiring of the new subadvisers, the Trustees approved three new subadvisory agreements among the Trust, Clearwater Management Co., Inc. (“CMC”), and each of Denver Investments (“Denver”), Franklin Templeton Investments (“Templeton”), and WCM Investment Management (“WCM”), respectively (collectively, the “New Subadvisory Agreements”). The hiring of each subadviser was approved by the Trustees upon the recommendation of CMC, which serves as investment adviser to the Fund. In connection with the termination of the previous subadvisers, the Trustees approved the termination of two subadvisory agreements among the Trust, CMC and each of AXA Rosenberg Investment Management LLC (“AXA Rosenberg”) and Eagle Global Advisors, LLC (“Eagle”), respectively (collectively, the “Terminated Subadvisory Agreements”). The termination of each subadviser was approved by the Trustees upon the recommendation of CMC. The hiring and termination of these subadvisers by the Trustees was done without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “Commission”) granted to the Trust and CMC on November 14, 2001 (the “Exemptive Order”).

This Information Statement is being mailed on or about January 14, 2013, to shareholders of record of the Fund as of December 31, 2012. This Information Statement requires NO ACTION from you as a shareholder.

INTRODUCTION

CMC is the investment adviser to the series of the Trust, including the Fund. CMC and the Fund’s Trustees have delegated responsibility for managing the assets in the Fund’s investment portfolio to certain subadvisers. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that shareholders of a mutual fund approve investment advisory or subadvisory agreements to the mutual fund. However, the Exemptive Order permits the Trust and CMC, subject to certain conditions, and subject to approval by the Trustees, to hire and retain, or to terminate, unaffiliated subadvisers without shareholder approval. Therefore, CMC and the Trust may hire, terminate, or replace subadvisers to the Fund that are unaffiliated with the Trust or CMC without shareholder approval. CMC and the Trust may also materially amend subadvisory agreements without obtaining shareholder approval.

Consistent with the Exemptive Order, at a meeting held on October 16, 2012, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust or of CMC, as defined under the 1940 Act (collectively, the “Independent Trustees”), approved the New Subadvisory Agreements. As discussed later in this Information Statement, the Trustees carefully considered each subadvisory arrangement and concluded that the approval of each of these agreements was in the best interests of the Fund and its shareholders. Additionally, at the same meeting, the Trustees, including a majority of the Independent Trustees, approved the termination of the Terminated Subadvisory Agreements.

As a condition to relying on the Exemptive Order, the Trust and CMC are required to furnish the Fund’s shareholders with information about Denver, WCM and Templeton within ninety days from the date on which they were hired. This Information Statement is intended to provide such information, as well as additional details of the New Subadvisory Agreements.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE ADVISER

CMC is a privately-owned corporation organized under the laws of the State of Minnesota, and is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). CMC serves as the Fund’s investment adviser pursuant to the management contract between the Fund and CMC, dated March 1, 1998. CMC has been in the investment management business since 1987. Its address is 30 East 7th Street, Suite 2000, St. Paul, Minnesota 55101. Pursuant to the Exemptive Order, subject to the approval of the Board of Trustees, CMC may select subadvisers to serve as portfolio managers of the funds it manages or materially modify an existing subadvisory agreement without obtaining shareholder approval of a new or amended subadvisory agreement. CMC has ultimate responsibility to oversee and to recommend the hiring, termination and replacement of any subadviser. As a result, CMC selects and supervises subadvisers for the Fund and administers the Fund’s business operations. Under its management contract with the Fund, CMC is also responsible for paying directly all expenses of the Fund other than commissions and other charges related to the purchase and sale of portfolio securities and other assets, taxes, interest and extraordinary expenses, including without limitation litigation expenses. Pursuant to the management contract, the Trust compensates CMC for these services to the Fund by paying CMC an annual advisory fee of 1.00% of the average daily net assets under management. As of the date of this Information Statement, CMC is voluntarily waiving a portion of its annual advisory fee, and is being compensated at the rate of 0.60% of the average daily net assets under management.

Philip W. Pascoe is CMC’s Chairman and also serves as a director of CMC. Mr. Pascoe has been associated with CMC since 1987 and with the Fund since its inception. William T. Weyerhaeuser is CMC’s Vice President and Secretary and also serves as a director of CMC. The other directors of CMC are: Elizabeth D. Hlavka, W. John Driscoll, Samuel B. Carr, Jr., Catherine W. Morley, Frank W. Piasecki, and Daniel C. Titcomb. Jennifer D. Lammers is Chief Compliance Officer of CMC. The address of each director and officer is 30 East 7th Street, Suite 2000, St. Paul, Minnesota 55101.

DENVER

Denver, with principal offices at 1225 17th Street, 26th Floor, Denver, Colorado 80202, is a registered investment adviser under the Advisers Act. Denver was organized in 1994 and is a management-owned Colorado limited liability company.

Denver was approved by the Trustees to serve as a subadviser to the Fund at a meeting of the Trustees held on October 16, 2012. Denver is not affiliated with CMC or the Trust. Denver will perform its duties and provide services subject to the oversight and supervision of CMC.

Fees payable to Denver under the Investment Subadvisory Agreement dated as of October 16, 2012, among the Trust, CMC and Denver (the “Denver Agreement”) are calculated and accrued daily upon the average daily net assets of the Fund under Denver’s management and are paid quarterly by CMC. Denver is compensated out of the fees CMC receives from the Fund. CMC will pay the following fee based on the Fund’s net assets under Denver’s management: 1.25% on the net assets up to and including $10 million, and 0.85% on the net assets over $10 million.

Denver provides similar advisory services to other registered investment companies as described in the table below.

Name of Fund	Approximate Fund Assets as of November 30, 2012	Advisory Fee (annually, as % of daily net assets)	Waiver of Advisory Fee
Westcore International Small-Cap Fund	$263.4 million	1.20%

Denver Investments has contractually agreed to waive the investment advisory and/or administration fees and/or to reimburse fund level other expenses until at least April 30, 2013, so that the ratio of expenses to average net assets as reported in the fund’s Financial Highlights will be no more than 1.50% for the fund’s Retail Class for such period.

The names and principal occupations of the principal executive officers of Denver are listed below. The address of each principal executive officer is 1225 17thStreet, 26th Floor, Denver, Colorado 80202.

Name	Title

John Fenley	Partner, Director of International Research, Portfolio Manager
Jeremy Duhon	Partner, Portfolio Manager, Analyst

TEMPLETON

Templeton is located at 300 Southeast 2nd Street, Fort Lauderdale, Florida 33301. The predecessor of Templeton, Templeton Investment Counsel, Inc., was founded in October 1979 and became Templeton by virtue of a merger effectuated on January 1, 2011. Templeton’s sole member is Templeton Worldwide, Inc., which is a wholly owned subsidiary of Franklin Resources, Inc., a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Franklin Resources, Inc. Templeton is a Delaware limited liability company and is a registered investment adviser under the Advisers Act.

Templeton was approved by the Trustees to serve as a subadviser to the Fund at a meeting of the Trustees held on October 16, 2012. Templeton is not affiliated with CMC or the Trust. Templeton will perform its duties and provide services subject to the oversight and supervision of CMC.

Fees payable to Templeton under the Investment Subadvisory Agreement dated as of October 16, 2012, among the Trust, CMC and Templeton (the “Templeton Agreement”) are calculated and accrued daily upon the average daily net assets of the Fund under Templeton’s management and are paid quarterly by CMC. Templeton is compensated out of the fees CMC receives from the Fund. CMC will pay the following fee based on the Fund’s net assets under Templeton’s management: 0.95% on the net assets up to and including $25 million; 0.85% on the net assets over $25 million, up to and including $50 million; 0.75% on the net assets over $50 million, up to and including $100 million; 0.65% on the net assets over $100 million, up to and including $250 million; 0.55% on the net assets over $250 million, up to and including $500 million; and 0.50% on the net assets over $500 million.

Templeton provides similar advisory services to other registered investment companies as described in the table below.

Name of Fund	Approximate Fund Assets as of November 30, 2012	Advisory Fee (annually, as % of daily net assets)	Waiver of Advisory Fee
Templeton Foreign Smaller Companies Fund	$147.5 million

0.50% on the net assets up to and including $100 million;
0.40% on the net assets over $100 million, up to and including $250 million;
0.30% on the net assets over $250 million up to and including $500 million;
0.25% of the net assets over $500 million

None

The name and principal occupation of the principal executive officer of Templeton is listed below. The address of the principal executive officer is 300 Southeast 2nd Street, Fort Lauderdale, Florida 33301.

Name	Title

Harlan Hodes	Executive Vice President/Portfolio Manager – Research Analyst

WCM

WCM is located at 281 Brooks Street, Laguna Beach, California 92651. WCM is a California-based C-corporation founded in 1976 and is a registered investment adviser under the Advisers Act. WCM is 100% employee owned. Kurt Winrich, Chairman, Paul Black, President, and Courtney Owens, Executive Vice President, each own at least 10% of the outstanding securities of WCM.

WCM was approved by the Trustees to serve as a subadviser to the Fund at a meeting of the Trustees held on October 16, 2012. WCM is not affiliated with CMC or the Trust. WCM will perform its duties and provide services subject to the oversight and supervision of CMC.

Fees payable to WCM under the Investment Subadvisory Agreement dated as of October 16, 2012, among the Trust, CMC and WCM (the “WCM Agreement”) are calculated and accrued daily upon the average daily net assets of the Fund under WCM’s management and are paid quarterly by CMC. WCM is compensated out of the fees CMC received from the Fund. CMC will pay the following fee based on the Fund’s net assets under WCM’s management: 0.80%.

WCM provides similar advisory services to other registered investment companies as described in the table below.

Name of Fund	Approximate Fund Assets as of November 30, 2012	Advisory Fee (annually, as % of daily net assets)	Waiver of Advisory Fee
WCM Focused Fund	$220 million	0.85%	None

The names and principal occupations of the principal executive officers of WCM are listed below. The address of each principal executive officer is 281 Brooks Street, Laguna Beach, California 92651.

Name	Title

Kurt Winrich	Chairman, Co-Chief Executive Officer, Portfolio Manager
Paul Black	President, Co-Chief Executive Officer, Portfolio Manager
James Owens	Executive Vice President, Portfolio Manager
Sloane Payne	Portfolio Manager
David Brewer	Chief Compliance Officer, Chief Operating Officer

APPOINTMENT OF DENVER, TEMPLETON AND WCM AS SUBADVISERS TO THE FUND

At the meeting on October 16, 2012, the Trustees approved the appointment of Denver, Templeton and WCM as subadvisers to the Fund. Denver, Templeton and WCM began to manage assets of the Fund, as allocated to each entity respectively, on October 31, 2012. Artisan Partners Limited Partnership (“Artisan”)and Parametric Portfolio Associates (“Parametric”) will continue to serve as subadvisers to the Fund. Accordingly, the Fund’s investment strategy was altered such that, under normal market conditions, the allocations among the subadvisers have changed such that approximately 50% of the Fund’s net assets are allocated to Parametric and the remaining assets are allocated to one or more of the four other subadvisers that provide day-to-day management to the Fund.

COMPARISON OF THE SUBADVISORY AGREEMENTS

The Terminated Subadvisory Agreements have the same material terms, except where noted herein. Together, AXA Rosenberg and Eagle are referred to as the “Terminated Subadvisers.” Additionally, the New Subadvisory Agreements have the same material terms, except where noted herein. Collectively, Denver, Templeton and WCM are referred to herein as the “New Subadvisers.”

The New Subadvisory Agreements were approved by the Board on October 16, 2012. The New Subadvisory Agreements each have an initial term of two years from the effective date. Thereafter, continuance of the New Subadvisory Agreements shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by the Trustees, as well as the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval. The Terminated Subadvisory Agreements provided for an initial term of one year, with similar provisions concerning reapproval.

The New Subadvisory Agreements may be terminated by: (i) CMC at any time without penalty, upon 60 days’ written notice to the New Subadviser and the Trust; (ii) the Trust at any time without penalty, upon the vote of a majority of the Trust’s Board of Trustees or a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to CMC and the New Subadviser; or (iii) by the New Subadviser at any time without penalty, upon 60 days’ written notice to CMC and the Trust. Each of the Terminated Subadvisory Agreements allowed either the Trust or CMC to terminate the agreement upon no more than 60, and not less than 30, days’ written notice to the Terminated Subadviser, and allowed the Terminated Subadviser to terminate the agreement upon 120 days’ written notice to the Trust and CMC. Each New Subadvisory Agreement and Terminated Subadvisory Agreement provides for automatic termination in the event of its assignment or if the management contract between the Trust and CMC terminates.

Under the terms of the New Subadvisory Agreements, each of the New Subadvisers furnishes a continuous investment program for the assets of the Fund allocated to that New Subadviser, subject to (i) the supervision of the Trust’s Board of Trustees and CMC, and (ii) the investment objective, policies and restrictions, as stated in the Fund’s registration statement filed with the Commission. The Terminated Subadvisory Agreements contained similar provisions.

The New Subadvisory Agreements provide that each New Subadviser will assist the custodian and portfolio accounting agent for the Trust in determining or confirming the value of any portfolio securities or other assets of the Trust allocated to such New Subadviser for which the custodian and portfolio accounting agent seek assistance from, or identify for review by, the New Subadviser. The Terminated Subadvisory Agreements did not contain a similar provision.

Each New Subadvisory Agreement allows the New Subadviser to employ or associate itself with any such entities or persons as the New Subadviser believes necessary to assist it in carrying out its obligations, but prohibits the New Subadviser from retaining as a subadviser any company that would be an “investment adviser” as that term is defined in the 1940 Act unless the contract with such subadviser is approved by a majority of both the Board of Trustees and the Independent Trustees and is also approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act. The Terminated Subadvisory Agreements did not contain a similar provision.

The New Subadvisory Agreements require that a New Subadviser’s primary consideration in effecting a security transaction must be to obtain the best execution for the Fund, taking into account all factors that the New Subadviser reasonably determines to be relevant. As such, and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the New Subadvisory Agreements allow a New Subadviser to place orders for the purchase and sale of portfolio securities with a broker-dealer who may charge in excess of what another broker-dealer would charge for the same transaction, provided that the New Subadviser has determined, in the exercise of its fiduciary obligations to the Trust, that such difference in price is reasonably justified by other aspects of the portfolio execution services offered by the broker-dealer, and subject to any policies of the Board of Trustees. The Terminated Subadvisory Agreements contained similar provisions.

As compensation for the services performed by the New Subadvisers under the New Subadvisory Agreements, CMC shall pay the New Subadvisers, out of the advisory fee it receives with respect to the Fund, a fee on a quarterly basis. The Terminated Subadvisory Agreements contained a similar provision. The Denver Agreement and the Templeton Agreement include a provision whereby each of Denver and Templeton represent that the fee rate is equal to or lower than the lowest fee rate contracted by Denver or Templeton, as applicable, with respect to United States registered investment company sub-advisory relationships of comparable size that are managed pursuant to a similar strategy as the assets of the Fund allocated to Denver or Templeton, as applicable. The Terminated Subadvisory Agreements did not contain a similar provision.

A description of the subadvisory fees to be paid by CMC to each of Denver, Templeton and WCM is included in the relevant summary discussion of each New Subadviser above. Under the Terminated Subadvisory Agreement with AXA Rosenberg, CMC paid the following fee based on the Fund’s net assets under AXA Rosenberg’s management: 0.85% on the net assets up to and including $50 million; 0.75% on the net assets over $50 million, up to and including $100 million; and 0.65% on the net assets over $100 million. Under the Terminated Subadvisory Agreement with Eagle, CMC paid the following fee based on the Fund’s net assets under Eagle’s management: 0.60% on the net assets up to and including $100 million; and 0.50% on the net assets over $100 million.

Each New Subadvisory Agreement states that, except as may be required by the 1940 Act or the rules thereunder or other applicable law, the New Subadviser shall not be liable for, or subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the New Subadvisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the New Subadviser’s duties under, or by reckless disregard of the New Subadviser’s obligations and duties under, the New Subadvisory Agreement. The Terminated Subadvisory Agreements contained similar provisions.

Pursuant to the New Subadvisory Agreements, CMC agrees to indemnify and hold harmless each New Subadviser, any affiliated person of the New Subadviser and each person who controls the New Subadviser against any and all losses, claims, damages, liabilities or litigation which may be based upon (i) CMC’s willful misfeasance, bad faith or gross negligence in the performance of CMC’s duties, or reckless disregard of its obligations and duties, under the New Subadvisory Agreement, or by any of its employees or representatives or any affiliate of, or any person acting on behalf of, CMC, or (ii) any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, CMC that is contained in, or the omission or alleged omission of any material fact from, the registration statement or any amendment thereto. The New Subadvisory Agreements also state that each New Subadviser agrees to indemnify and hold harmless CMC, any affiliated person of CMC and each person who controls CMC against any and all losses, claims, damages, liabilities or litigation which may be based upon (i) the New Subadviser’s willful misfeasance, bad faith or gross negligence in the performance of the New Subadviser’s duties, or reckless disregard of its obligations and duties, under the New Subadvisory Agreement, or by any of its employees or representatives or any affiliate of, or any person acting on behalf of, the New Subadviser, (ii) failure to manage the assets of the Fund allocated to the New Subadviser in accordance with Subchapter M of the Internal Revenue Code (the “Code”), or (iii) any untrue statement or alleged untrue statement of a material fact pertaining to the New Subadviser or the Subadviser’s rendering of advisory services to the assets of the Fund allocated to the New Subadviser that is contained in, or omission or alleged omission of any material fact from, the registration statement or any amendment thereto where such statement or omission was made in reliance upon information furnished to CMC, the Trust, or an affiliate of CMC or the Trust by the New Subadviser or any affiliated person of the New Subadviser. Pursuant to each New Subadvisory Agreement, neither CMC nor the New Subadviser is responsible for indemnifying the other where the other’s liability stems from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties, under the New Subadvisory Agreement. The Terminated Subadvisory Agreements did not contain similar provisions.

The New Subadvisory Agreements provide that each New Subadviser will pay all expenses incurred by it and its staff for their activities in connection with its portfolio management duties under the New Subadvisory Agreement, and further lists the expenses of the Trust’s operations for which CMC and the Trust are responsible. The Terminated Subadvisory Agreements provided that each Terminated Subadviser was responsible for bearing all of its expenses in connection with the performance of its services under the agreement, but did not contain a list of expenses for which CMC and the Trust are responsible.

The New Subadvisory Agreements provide that the records maintained by the New Subadvisers for the Fund are the property of the Trust, and the New Subadvisers agree to surrender promptly to the Trust any of such records upon the Trust’s or CMC’s request. The New Subadvisers are required to maintain records in accordance with Rule 31a-1 under the 1940 Act and Rule 204-2 under the Advisers Act for the period specified in Rule 31a-2 under the 1940 Act and Rule 204-2 under the Advisers Act, respectively. The Terminated Subadvisory Agreements contained similar provisions.

The New Subadvisory Agreements provide that absent contrary instructions received in writing from the Trust, the New Subadvisers will vote all proxies solicited by or with respect to the issuers of securities held by the Fund in accordance with applicable fiduciary obligations and the applicable New Subadviser’s own proxy voting policies. The Terminated Subadvisory Agreements contained similar provisions, and also contained an express agreement by the Terminated Subadvisers to provide CMC with a copy of revised proxy voting policies upon any material change.

The New Subadvisory Agreements require that each New Subadviser reasonably assist CMC and the Trust in complying with the Trust’s obligations under Rule 38a-1 of the 1940 Act. As part of this requirement, each New Subadviser is responsible for providing such information regarding the New Subadviser’s compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act as reasonably requested by the Trust’s chief compliance officer, as well as reports on any material changes to, or material deficiencies with, that compliance program. Each New Subadviser is further required to promptly notify CMC in the event of certain actions by the Commission, including censuring the New Subadviser or revoking the registration of the New Subadviser as an investment adviser, or when the New Subadviser reasonably believes that the Fund may no longer qualify as a regulated investment company under Subchapter M of the Code. Similarly, CMC is required to promptly notify the New Subadviser in the event of certain actions by the Commission, including censuring CMC or the Trust or revoking the registration of CMC as an investment adviser, or when CMC reasonably believes that the Fund may no longer qualify as a regulated investment company under Subchapter M of the Code. The Terminated Subadvisory Agreements did not contain similar provisions. Under the Terminated Subadvisory Agreements, each Terminated Subadviser was responsible for providing CMC with a copy of its compliance policies and procedures, as well as certain related compliance reports. The Terminated Subadvisory Agreements also required each Terminated Subadviser to timely notify CMC of any material violations by the Terminated Subadviser of the Fund’s investment policies or restrictions. The New Subadvisory Agreements do not contain similar provisions.

CMC’S RECOMMENDATION AND THE BOARD OF TRUSTEES’ DECISION REGARDING DENVER

CMC recommended to the Trustees that they approve the Denver Agreement with respect to the Fund. CMC made the recommendation based upon, among other factors: the qualifications and performance of Denver’s investment team, Denver’s research and investment process and the belief that its investment strategies will complement the strategies of the Fund’s other subadvisers.

The Trustees received written information in advance of the meeting on October 16, 2012, which included: information as to the proposed allocation of assets among the Fund’s subadvisers, and a summary of information about Denver, including its investment professionals, process, philosophy, past performance, proposed subadvisory fees and the fees being charged by Denver for comparable subadvisory relationships. In addition, at the meeting on October 16, 2012, the Trustees received information from the Trust’s Chief Compliance Officer as to her review of Denver’s Code of Ethics, Form ADV Parts I and II, and compliance program. The Trustees reviewed and analyzed the factors that the Trustees deemed relevant with respect to Denver. These factors included the nature, quality, and extent of the services to be provided to the Fund by Denver; Denver’s investment process; Denver’s historical performance record for other portfolios with a similar management style to the Fund; the qualifications and experience of the investment professionals who would be responsible for the management of their allocation of the Fund’s assets; and Denver’s overall resources. The following is a description of certain of the factors relevant to the Trustees’ decision to approve the Denver Agreement.

Nature, Extent, and Quality of Services: The Trustees considered the specific investment processes Denver would use in managing its allocation of the Fund’s assets. The Trustees looked at the qualifications of Denver’s investment team who would be responsible for managing its allocation of the Fund’s assets. The Trustees noted the experience of the members of the investment team as well as their tenure with Denver. The Trustees concluded that the nature, extent, and quality of the subadvisory services expected to be provided by Denver were appropriate for the Fund.

Investment Performance: The Trustees discussed Denver’s performance record as compared to its benchmarks and peer funds for the management style in which its allocation of the Fund’s assets would be managed. The Trustees noted that Denver has a consistent track record of outperformance as compared to its benchmarks and peer funds. The Trustees concluded that this data supported the decision to approve the Denver Agreement.

Subadvisory Fee and Expense Ratio Impact: The Trustees evaluated the proposed subadvisory fee schedule and compared the fee schedule to that of the other proposed subadvisers (Templeton and WCM). The Trustees noted that Denver’s proposed fee was relatively consistent with each of the other proposed subadvisers based on the expected allocation of assets to each proposed subadviser. The Trustees also considered CMC’s commitment to absorb any additional costs incurred through the engagement of additional active managers for the Fund through at least March 2013, at which time CMC may reduce its voluntary waiver of its management fee. The Trustees concluded that the subadvisory services to be performed by Denver were comparable to those to be performed by the other proposed subadvisers to the Fund. In view of all these factors, the Trustees concluded that the proposed fee structure for Denver was reasonable.

Benefits to the Subadviser: The Trustees considered the ancillary benefits that could accrue to Denver due to its relationship with the Fund. The Trustees considered that due to Denver’s size in terms of assets under management and the fact that it is already managing assets for other registered investment companies, the relative size of its allocated portion of the Fund’s assets did not indicate that significant ancillary benefits would result from the Denver Agreement.

Conflicts of Interest: The Trustees noted that, based on the review of the Trust’s Chief Compliance Officer and representations received from Denver, Denver’s policies and procedures appeared reasonable to manage any conflicts of interest that could arise.

Other Considerations: The Trustees considered CMC’s judgment and recommendation that adding Denver as a subadviser would add value to the Fund’s shareholders and would be complementary to both the existing and proposed subadvisers.

Conclusion: After full consideration of the factors described above along with other information, with no single factor identified as being of paramount importance, the Trustees, including a majority of Independent Trustees, concluded that the approval of the Denver Agreement was in the best interests of the Fund and its shareholders and approved the Denver Agreement, with the proposed fee to be paid by CMC out of its management fee.

CMC’S RECOMMENDATION AND THE BOARD OF TRUSTEES’ DECISION REGARDING TEMPLETON

CMC recommended to the Trustees that they approve the Templeton Agreement with respect to the Fund. CMC made the recommendation based upon, among other factors: the qualifications and performance of Templeton’s investment team, Templeton’s research and investment process and the belief that its investment strategies will complement the strategies of the Fund’s other subadvisers.

The Trustees received written information in advance of the meeting on October 16, 2012, which included: information as to the proposed allocation of assets among the Fund’s subadvisers, and a summary of information about Templeton, including its investment professionals, process, philosophy, past performance, proposed subadvisory fees and the fees being charged by Templeton for comparable subadvisory relationships. In addition, at the meeting on October 16, 2012, the Trustees received information from the Trust’s Chief Compliance Officer as to her review of Templeton’s Code of Ethics, Form ADV Parts I and II, and compliance program. The Trustees reviewed and analyzed the factors that the Trustees deemed relevant with respect to Templeton. These factors included the nature, quality, and extent of the services to be provided to the Fund by Templeton; Templeton’s investment process; Templeton’s historical performance record for other portfolios with a similar management style to the Fund; the qualifications and experience of the investment professionals who would be responsible for the management of their allocation of the Fund’s assets; and Templeton’s overall resources. The following is a description of certain of the factors relevant to the Trustees’ decision to approve the Templeton Agreement.

Nature, Extent, and Quality of Services: The Trustees considered the specific investment processes Templeton would use in managing its allocation of the Fund’s assets. The Trustees looked at the qualifications of Templeton’s investment team who would be responsible for managing its allocation of the Fund’s assets. The Trustees noted the experience of the lead portfolio manager of the investment team as well as his tenure with Templeton. The Trustees concluded that the nature, extent, and quality of the subadvisory services expected to be provided by Templeton were appropriate for the Fund.

Investment Performance: The Trustees discussed Templeton’s performance record as compared to its benchmarks and peer funds for the management style in which its allocation of the Fund’s assets would be managed. The Trustees noted that Templeton has a consistent track record of outperformance as compared to its benchmarks and peer funds. The Trustees concluded that this data supported the decision to approve the Templeton Agreement.

Subadvisory Fee and Expense Ratio Impact: The Trustees evaluated the proposed subadvisory fee schedule and compared the fee schedule to that of the other proposed subadvisers (Denver and WCM). The Trustees noted that Templeton’s proposed fee was relatively consistent with each of the other proposed subadvisers based on the expected allocation of assets to each proposed subadviser. The Trustees also considered CMC’s commitment to absorb any additional costs incurred through the engagement of additional active managers for the Fund through at least March 2013, at which time CMC may reduce its voluntary waiver of its management fee. The Trustees concluded that the subadvisory services to be performed by Templeton were comparable to those to be performed by the other proposed subadvisers to the Fund. In view of all these factors, the Trustees concluded that the proposed fee structure for Templeton was reasonable.

Benefits to the Subadviser: The Trustees considered the ancillary benefits that could accrue to Templeton due to its relationship with the Fund. The Trustees considered that due to Templeton’s size in terms of assets under management and the fact that it is already managing assets for other registered investment companies, the relative size of its allocated portion of the Fund’s assets did not indicate that significant ancillary benefits would result from the Templeton Agreement.

Conflicts of Interest: The Trustees noted that, based on the review of the Trust’s Chief Compliance Officer and representations received from Templeton, Templeton’s policies and procedures appeared reasonable to manage any conflicts of interest that could arise.

Other Considerations: The Trustees considered CMC’s judgment and recommendation that adding Templeton as a subadviser would add value to the Fund’s shareholders and would be complementary to both the existing and proposed subadvisers.

Conclusion: After full consideration of the factors described above along with other information, with no single factor identified as being of paramount importance, the Trustees, including a majority of Independent Trustees, concluded that the approval of the Templeton Agreement was in the best interests of the Fund and its shareholders and approved the Templeton Agreement, with the proposed fee to be paid by CMC out of its management fee.

CMC’S RECOMMENDATION AND THE BOARD OF TRUSTEES’ DECISION REGARDING WCM

CMC recommended to the Trustees that they approve the WCM Agreement with respect to the Fund. CMC made the recommendation based upon, among other factors: the qualifications and performance of WCM’s investment team, WCM’s research and investment process and the belief that its investment strategies will complement the strategies of the Fund’s other subadvisers.

The Trustees received written information in advance of the meeting on October 16, 2012, which included: information as to the proposed allocation of assets among the Fund’s subadvisers, and a summary of information about WCM, including its investment professionals, process, philosophy, past performance, proposed subadvisory fees and the fees being charged by WCM for comparable subadvisory relationships. In addition, at the meeting on October 16, 2012, the Trustees received information from the Trust’s Chief Compliance Officer as to her review of WCM’s Code of Ethics, Form ADV Parts I and II, and compliance program. The Trustees reviewed and analyzed the factors that the Trustees deemed relevant with respect to WCM. These factors included the nature, quality, and extent of the services to be provided to the Fund by WCM; WCM’s investment process; WCM’s historical performance record for other portfolios with a similar management style to the Fund; the qualifications and experience of the investment professionals who would be responsible for the management of their allocation of the Fund’s assets; and WCM’s overall resources. The following is a description of certain of the factors relevant to the Trustees’ decision to approve the WCM Agreement.

Nature, Extent, and Quality of Services: The Trustees considered the specific investment processes WCM would use in managing its allocation of the Fund’s assets. The Trustees looked at the qualifications of WCM’s investment team who would be responsible for managing its allocation of the Fund’s assets. The Trustees noted the experience of the members of the investment team as well as their tenure with WCM. The Trustees concluded that the nature, extent, and quality of the subadvisory services expected to be provided by WCM were appropriate for the Fund.

Investment Performance: The Trustees discussed WCM’s performance record as compared to its benchmarks and peer funds for the management style in which its allocation of the Fund’s assets would be managed. The Trustees noted that WCM has a consistent track record of outperformance as compared to its benchmarks and peer funds. The Trustees concluded that this data supported the decision to approve the WCM Agreement.

Subadvisory Fee and Expense Ratio Impact: The Trustees evaluated the proposed subadvisory fee schedule and compared the fee schedule to that of the other proposed subadvisers (Denver and Templeton). The Trustees noted that WCM’s proposed fee was relatively consistent with each of the other proposed subadvisers based on the expected allocation of assets to each proposed subadviser. The Trustees also considered CMC’s commitment to absorb any additional costs incurred through the engagement of additional active managers for the Fund through at least March 2013, at which time CMC may reduce its voluntary waiver of its management fee. The Trustees concluded that the subadvisory services to be performed by WCM were comparable to those to be performed by the other proposed subadvisers to the Fund. In view of all these factors, the Trustees concluded that the proposed fee structure for WCM was reasonable.

Benefits to the Subadviser: The Trustees considered the ancillary benefits that could accrue to WCM due to its relationship with the Fund. The Trustees considered that due to WCM’s size in terms of assets under management and the fact that it is already managing assets for other registered investment companies, the relative size of its allocated portion of the Fund’s assets did not indicate that significant ancillary benefits would result from the WCM Agreement.

Conflicts of Interest: The Trustees noted that, based on the review of the Trust’s Chief Compliance Officer and representations received from WCM, WCM’s policies and procedures appeared reasonable to manage any conflicts of interest that could arise.

Other Considerations: The Trustees considered CMC’s judgment and recommendation that adding WCM as a subadviser would add value to the Fund’s shareholders and would be complementary to both the existing and proposed subadvisers.

Conclusion: After full consideration of the factors described above along with other information, with no single factor identified as being of paramount importance, the Trustees, including a majority of Independent Trustees, concluded that the approval of the WCM Agreement was in the best interests of the Fund and its shareholders and approved the WCM Agreement, with the proposed fee to be paid by CMC out of its management fee.

GENERAL INFORMATION

Fund Custodian and Accounting Services Agent: The Fund’s Custodian and Accounting Services Agent is The Northern Trust Company, which is located at 50 South LaSalle Street, Chicago, Illinois 60603. The Trust, on behalf of the Fund, entered into a Custody Agreement and a Fund Administration and Accounting Services Agreement, each dated as of December 3, 2010, pursuant to which The Northern Trust Company provides various services for the Fund, including custody, accounting, maintenance of certain Fund records, and calculation of the Fund’s net asset value.

Principal Underwriting Arrangements: The Fund does not have a Principal Underwriter.

Affiliated Brokerage Transactions: As of December 31, 2012, the Fund did not pay any commission to any affiliated brokers.

Record of Beneficial Ownership: As of December 31, 2012, the fund had 30,612,099.406 total shares outstanding and no persons or entities owned 5% or more of the outstanding shares of the Fund.

As of December 31, 2012, the executive officers and Trustees of the Trust owned the following outstanding shares of the Fund:

Name of Beneficial Owner	Title of Class*	Amount and nature of beneficial ownership	Percent of Class*
Frederick T. Weyerhaeuser 30 E. 7th Street St. Paul, MN 55101	N/A	6,945 (sole voting and investment control) 66,353 (as beneficiary of trust(s))	**
George H. Weyerhaeuser Jr. 30 E. 7th Street St. Paul, MN 55101	N/A	10,657 (sole voting and investment control) 150,686 (as beneficiary of trust(s))	**
Justin H. Weyerhaeuser 30 E. 7th Street St. Paul, MN 55101	N/A	13,929 (sole voting and investment control) 148,353 (as beneficiary of trust(s))	**
Laura E. Rasmussen 30 E. 7th Street St. Paul, MN 55101	N/A	467 (sole voting and investment control)	**
Charles W. Rasmussen 30 E. 7th Street St. Paul, MN 55101	N/A	35,267 (sole voting and investment control) 96,868 (as beneficiary of trust(s))	**
Trey Titcomb 30 E. 7th Street St. Paul, MN 55101	N/A	10,639 (sole voting and investment control) 15,489 (as beneficiary of trust(s))	**
James E. Johnson 30 E. 7th Street St. Paul, MN 55101	N/A	N/A	N/A
All executive officers and Trustees as a group	N/A	555,648	1.8%

*The Fund does not offer separate classes of shares. The percentage provided represents the percentage of ownership of the total outstanding shares of the Fund.

**The beneficial owner owned less than 1% of the total outstanding shares of the Fund.

HOUSEHOLDING

Only one copy of this Information Statement may be sent to households, even if more than one person in a household is a Fund shareholder of record, unless the Trust has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the Trust toll-free at (888) 228-0935 or write the Trust at 2000 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101-4930. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would prefer to receive just one copy for the household, contact the Trust toll-free at (888) 228-0935 or write the Trust at 2000 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101-4930.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Trust’s most recent semi-annual report dated June 30, 2012, and may be obtained by contacting the Trust at the phone number or address provided below. Shareholders may also obtain copy of the Trust’s most recent annual report dated December 31, 2011 without charge, by contacting the Trust toll-free at (888) 228-0935 or writing the Trust at 2000 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101-4930.